SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 APRIL 20, 2003
                Date of Report (Date of Earliest Event Reported)



                           SCHERING-PLOUGH CORPORATION
             (Exact name of registrant as specified in its charter)




    NEW JERSEY                    1-6571                         22-1918501
  (State or other          (Commission File Number)             (IRS Employer
   jurisdiction                                                 Identification
  of incorporation)                                                Number)


                            2000 GALLOPING HILL ROAD
                              KENILWORTH, NJ 07033
          (Address of principal executive offices, including Zip Code)


                                 (908) 298-4000
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

FRED HASSAN ELECTED CEO OF SCHERING-PLOUGH, TO BE ELECTED CHAIRMAN OF THE BOARD Schering-Plough Corporation today announced that its Board of Directors has named Fred Hassan to be the company's chief executive officer (CEO) and president, effective immediately, and that the Board intends to elect Hassan a director and chairman of Schering-Plough's Board of Directors on April 22, 2003 following the company's annual meeting of shareholders. Schering-Plough issued a press release titled "Fred Hassan Elected CEO of Schering-Plough, To Be Elected Chairman of the Board" that is filed as Exhibit 99.1 to this 8-K. Schering-Plough and Hassan signed an Employment Agreement dated as of April 20, 2003 that is filed as Exhibit 99.2 to this 8-K.

RETIREMENT OF RICHARD JAY KOGAN
In November 2002, Schering-Plough announced that Richard Jay Kogan would retire upon the earlier of the election of a new CEO or the 2003 annual meeting of shareholders. Kogan retired from all positions with Schering-Plough today.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following exhibits are filed with this 8-K:

99.1 Press Release Dated April 20, 2003 Titled "Fred Hassan Elected CEO of Schering-Plough, To Be Elected Chairman of the Board"

99.2 Employment Agreement Dated as of April 20, 2003 between Fred Hassan and Schering-Plough Corporation


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Schering-Plough Corporation


By: /s/ Thomas H. Kelly
   --------------------
Thomas H. Kelly
Vice President and Controller

Date:  April 20, 2003


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Exhibit Index

The following exhibits are filed with this 8-K:

99.1 Press Release Dated April 20, 2003 Titled "Fred Hassan Elected CEO of Schering-Plough, To Be Elected Chairman of the Board"

99.2 Employment Agreement Dated as of April 20, 2003 between Fred Hassan and Schering-Plough Corporation